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                                                                     Exhibit 5.1

                       [O'Melveny & Myers LLP Letterhead]




August 26, 2004

RemedyTemp, Inc.
101 Enterprise
Aliso Viejo, California  92656

                  RE:   REGISTRATION OF SECURITIES OF REMEDYTEMP, INC.

Ladies and Gentlemen:

         At your request, we have examined the Registration Statement (the "Registration Statement") on Form S-3 of RemedyTemp, Inc., a California corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of (i) 300,000 shares of the Company's Class A common stock, par value $0.01 per share, issued to certain selling shareholders (the "Selling Shareholder Class A Common Stock"), (ii) 395,568 shares of the Company's Class B common stock, par value $0.01 per share, issued to certain selling shareholders (the "Selling Shareholder Class B Common Stock", and together with the Selling Shareholder Class A Common Stock, the "Selling Shareholder Common Stock" ), and (iii) the following securities of the Company not to exceed $30,000,000 in aggregate initial purchase price to the public:

            - shares of its Class A common stock, par value $0.01 per share (the "Company Class A Common Stock"), and Class B common stock, par value $0.01 per share (the "Company Class B Common Stock", and together with the Selling Shareholder Common Stock and the Company Class A Common Stock, "Common Stock") and the associated rights (the "Rights") to purchase shares of Series A Junior Participating Preferred Stock, which are attached to all outstanding shares of the Company's common stock;

            - shares of its preferred stock, par value $0.01 per share ("Preferred Stock");
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            -     depositary shares (the "Depositary Shares") evidenced by
                  depositary receipts (the "Depositary Receipts") representing fractional shares of Preferred Stock, which may be issued under a deposit agreement to be dated on or about the date of the first issuance of Depositary Shares thereunder, between the Company and a depositary to be selected by the Company, the form of which is filed as Exhibit 4.11 to the Registration Statement;

            - senior debt securities, in one or more series (the "Senior Debt Securities"), which may be issued under the indenture (including any supplements thereto, the "Senior Indenture") to be dated on or about the date of the first issuance of the Senior Debt Securities, between the Company and a trustee to be selected by the Company (the "Trustee"), the form of which is filed as Exhibit 4.5 to the Registration Statement;

            - subordinated debt securities, in one or more series (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"), which may be issued under the indenture (including any supplements thereto, the "Subordinated Indenture") to be dated on or about the date of the first issuance of the Subordinated Debt Securities, the Company and the Trustee, the form of which is filed as Exhibit
                  4.6 to the Registration Statement; and

            - warrants to purchase Common Stock, Preferred Stock, Depositary Shares and/or Debt Securities (the "Warrants"), which may be issued under warrant agreements, to be dated on or about the date of the first issuance of the applicable Warrants thereunder, between the Company and a warrant agent to be selected by the Company, the forms of which are filed as Exhibits 4.13, 4.15, 4.17 and 4.19 to the Registration Statement.

      The Common Stock, the Preferred Stock, the Depositary Receipts, the Debt Securities and the Warrants are collectively referred to as the "Securities". The Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended. The Registration Statement provides that the Securities may be offered in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a "Prospectus Supplement") to the Prospectus.

      In connection with rendering this opinion, we have examined and relied upon the Registration Statement and the related Prospectus, and originals or copies of those corporate and other records and documents we considered appropriate. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies.

      On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications of this opinion, we are of the opinion that:
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      1. With respect to the Common Stock offered under the Registration
Statement, provided that (a) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplements required by applicable laws have been delivered as required by such laws, (b) the issuance of the Common Stock has been duly authorized by all necessary corporate action on the part of the Company, (c) the issuance and sale of the Common Stock does not violate any applicable law or the Articles of Incorporation or Bylaws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and complies with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (d) the certificates for the Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Common Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplements and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Preferred Stock or convertible Depositary Shares or convertible Debt Securities in accordance with their terms, or upon exercise of any Warrants in accordance with their terms, will be duly authorized, validly issued, fully paid and non-assessable.

      2. With respect to the Preferred Stock offered under the Registration Statement, provided that (a) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplements required by applicable laws have been delivered as required by such laws, (b) the issuance of the Preferred Stock has been duly authorized by all necessary corporate action on the part of the Company, (c) the issuance and sale of the Preferred Stock does not violate any applicable law or the Articles of Incorporation or Bylaws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and complies with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (d) the certificates for the Preferred Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Preferred Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplements and in accordance with any applicable duly authorized, and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Depositary Shares or convertible Debt Securities in accordance with their terms, or upon exercise of any Warrants in accordance with their terms, will be duly authorized, validly issued, fully paid and non-assessable.

      3. With respect to any Depositary Shares offered under the Registration Statement, provided that (a) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplements required by applicable laws have been delivered as required by such laws, (b) the issuance of the Depositary Shares has been duly authorized by all necessary corporate action on the part of the Company, (c) the issuance and sale of the Depositary Shares does not violate any
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applicable law or the Articles of Incorporation or the Bylaws of the Company or
result in a default under or breach of any agreement or instrument binding upon the Company and complies with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (d) the Depositary Receipts evidencing the Depositary Shares have been duly executed by the Company, countersigned by the depositary therefor in accordance with the applicable deposit agreement and duly delivered to the purchasers thereof against payment therefor, then the Depositary Shares, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplements and in accordance with any applicable duly authorized, and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Preferred Stock or convertible Debt Securities in accordance with their terms, or upon exercise of any Warrants in accordance with their terms, will be duly authorized, validly issued, fully paid and non-assessable.

      4. With respect to any series of Debt Securities issued under the Senior Indenture or the Subordinated Indenture, as applicable, and offered under the Registration Statement, provided that (a) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplements required by applicable laws have been delivered as required by such laws, (b) the issuance of the Debt Securities has been duly authorized by all necessary corporate action on the part of the Company, (c) the issuance and sale of the Debt Securities does not violate any applicable law or the Articles of Incorporation or the Bylaws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and complies with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (d) the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Senior Indenture or Subordinated Indenture, as applicable, and duly delivered to the purchasers thereof against payment therefor, then the Debt Securities, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplements and in accordance with any applicable duly authorized, and delivered purchase, underwriting or similar agreement, or upon exercise of any Warrants in accordance with their terms, will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

      5. With respect to the Warrants offered under the Registration Statement, provided that (a) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplements required by applicable laws have been delivered as required by such laws, (b) the issuance of the Warrants has been duly authorized by all necessary corporate action on the part
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of the Company, (c) the issuance and sale of the Warrants does not violate any applicable law or the Articles of Incorporation or the Bylaws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and complies with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (d) the Warrants have been duly executed and delivered by the Company and authenticated by the warrant agent therefor pursuant to the applicable warrant agreement and duly delivered to the purchasers thereof against payment therefor, then the Warrants, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplements and in accordance with any applicable duly authorized, and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Preferred Stock or convertible Depositary Shares or convertible Debt Securities in accordance with their terms, will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

      The law covered by this opinion is limited to the present federal law of the United States and the present California General Corporation Law. We express no opinion as to the laws of any other jurisdiction and no opinion regarding statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

      We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus constituting part of the Registration Statement, including any amendments or supplements thereto.

                                          Respectfully Submitted,



                                          /s/ O'MELVENY & MYERS LLP